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                                                                      EXHIBIT 22

                                SUBSIDIARIES OF
                        HAYES WHEELS INTERNATIONAL, INC.

                                                           JURISDICTION
                                                                OF               PERCENTAGE
                      NAME OF SUBSIDIARY                  INCORPORATION          OWNERSHIP
        -----------------------------------------------   --------------         ----------
        Hayes Wheels International -- California,
          Inc. ........................................   Delaware                  100%
        Hayes Wheels International -- Michigan,
          Inc. ........................................   Michigan                  100%
        Hayes Wheels International -- Indiana, Inc. ...   Delaware                  100%
        Hayes Wheels International -- Georgia, Inc. ...   Delaware                  100%
        Hayes Wheels, S.p.A. ..........................   Italy                     100%
        HWI (Europe), LTD. ............................   Delaware                  100%
        Hayes Wheels de Espana, S.A. ..................   Spain                     100%
        Hayes Wheels International -- Mexico, Inc. ....   Delaware                  100%
        Cromodora, S.p.A. .............................   Italy                      30%
        Hayes Wheels Autokola NH a.s. .................   Czech Republic             45%
        Hayes Wheels de Venezuela, C.A. ...............   Venezuela                  49%
        Hayes Wheels de Mexico, S.A. de C.V. ..........   Mexico                     40%